UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2013

CENVEO, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 595−3000

Not Applicable

Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[   ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[   ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 1, 2013, the Annual Meeting of Shareholders (the “Annual Meeting”) of Cenveo, Inc. (the “Company”) was held.  The matters submitted to the Company’s shareholders at the Annual Meeting and the final voting results thereof were as follows:

1.	On the matter of the proposal electing five directors to serve for terms indicated in the proxy statement relating to the Annual Meeting, the final vote was as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Robert G. Burton, Sr.	42,232,484	5,437,272	8,148,982
Gerald S. Armstrong	39,871,819	7,797,937	8,148,982
Leonard C. Green	39,901,936	7,767,820	8,148,982
Dr. Mark J. Griffin	39,907,018	7,762,738	8,148,982
Robert B. Obernier	39,903,038	7,766,718	8,148,982

2.	On the matter of the proposal ratifying the selection of Grant Thornton, LLP by our audit committee as our independent auditors for 2013, the final vote was as follows:

Votes For	Votes Against	Abstain

54,920,434	419,537	478,767

3.	On the matter of the non-binding, advisory resolution approving the 2012 compensation paid to the Company’s named executive officers, the final vote was as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes

35,675,977	11,442,225	551,554	8,148,982

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 6, 2013

CENVEO, INC.

By:          /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer